UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2024

Dominion Energy South Carolina, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-3375	57-0248695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Operation Way Cayce, South Carolina	29033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2024, Dominion Energy, Inc. (Dominion Energy), Virginia Electric and Power Company, Dominion Energy South Carolina, Inc. and Questar Gas Company (Questar Gas) entered into an amendment to their existing Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021, with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto. The amendment, entered into in anticipation of the closing of Dominion Energy’s previously announced sale of Questar Gas, removes Questar Gas as a party to the credit facility.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Second Amendment, dated as of May 30, 2024, to the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021, among Dominion Energy, Inc., Virginia Electric and Power Company, Questar Gas Company, Dominion Energy South Carolina, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY SOUTH CAROLINA, INC.
Registrant

/s/ Steven D. Ridge
Name:	Steven D. Ridge
Title:	Executive Vice President and Chief Financial Officer

Date: June 3, 2024